Exhibit 32.1

       CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO SECTION 906
           OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

         In connection with the quarterly report of Simclar, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Barry J. Pardon, President of the Company, hereby certify as of the date hereof, solely for purpose of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

                  (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

         This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.



                                                /s/ Barry J. Pardon
                                            --------------------------------
                                            Barry J. Pardon, President
                                            Simclar, Inc.
                                            November 18, 2005